[NEW YORK LIFE LOGO]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
                                       for

                  PRESENTED BY: Enter Your Name Using Agent Setup
                                Agent License #and License #
                                New York Life Insurance and Annuity Corporation 51 Madison Avenue
                                New York, NY 10010

                  CONTACT At:   Office: 123-1323
                                FAX: 234-2345
                                Email: me@mail.net

Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC Variable Universal Life 2000 prospectus package and is not valid unless all pages are attached.

            ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                   AND DISTRIBUTED BY NYLIFE DISTRIBUTORS INC.

--------------------------------------------------------------------------------

     THE PURPOSE OF THIS ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF THE UNDERLYING INVESTMENT ACCOUNTS COULD AFFECT THE POLICY CASH VALUE AND LIFE
  INSURANCE BENEFIT. THIS ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED TO PROJECT OR PREDICT INVESTMENT RESULTS. SPECIFICALLY, THE VALUES SHOWN IN THIS ILLUSTRATION REFLECT HYPOTHETICAL ASSUMPTIONS AS TO INVESTMENT RATE OF RETURN,
   PREMIUM PAYMENT OPTION, LIFE INSURANCE BENEFIT OPTION, FACE AMOUNT, POLICY TRANSACTIONS AND POLICY CHANGES. THE VALUES WOULD BE AFFECTED BY A CHANGE IN ANY OF THESE ASSUMPTIONS. THE INVESTMENT RATES OF RETURN SHOWN IN THIS ILLUSTRATION
   ARE HYPOTHETICAL LEVEL ANNUAL RATES OF RETURN. EVEN IF THE AVERAGE RATE OF RETURN, OVER A SPECIFIED PERIOD, IS THE SAME AS THE HYPOTHETICAL RATE, ACTUAL
  RESULTS WILL VARY DUE TO FLUCTUATIONS IN THE ACTUAL RATES OF RETURN. BECAUSE THIS IS A FLEXIBLE PREMIUM POLICY, IT IS THE RESPONSIBILITY OF THE POLICYOWNER
   TO ASSURE THAT SUFFICIENT PREMIUMS ARE PAID TO KEEP THE POLICY IN FORCE. A
    POLICY MAY TERMINATE DUE TO INSUFFICIENT PREMIUMS AND/OR POOR INVESTMENT PERFORMANCE. EXCESSIVE LOANS OR WITHDRAWALS MAY CAUSE THE POLICY TO LAPSE DUE TO
                      INSUFFICIENT CASH SURRENDER VALUES.

  The Net Rate of Return reflects fees and charges associated with the premium allocations specified by the policyholder. If Premium allocations change, the
                        Net Rate of Return will change.

--------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

  INSURED /
POLICY OWNER
 INFORMATION

ILLUSTRATION
ASSUMPTIONS

  PREMIUM
ALLOCATION &
INTEREST RATE
 ASSUMPTIONS

  BASIC
INSURANCE

PREMIUM
SUMMARY


                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION

                   ILLUSTRATION INPUT SUMMARY FOR -PROSPECT1-





==================================================================================================================================
                                Insured:
                          Date of Birth:     ISSUE AGE: 45
                                    Sex: MALE
                     Underwriting Class: PREFERRED
                                  Owner: INSURED                                 Owner Tax Rate: 28%
                        State Issued In: NEVADA

==================================================================================================================================
        Life Insurance Benefit Option: LEVEL                    Section 7702 Testing Method: GUIDELINE PREMIUM
                         Premium Mode: ANNUAL                 Three Year No Lapse Guarantee: YES
                Planned Modal Premium: $10,356.51
                       Premium Option: SYSTEM CALCULATED PREMIUM

==================================================================================================================================
                  Separate Account Premium Percentage Allocation:       100%
                                 Separate Account Premium Amount:       $10,356.51
                     Fixed Account Premium Percentage Allocation:       0%
                                    Fixed Account Premium Amount:       $0 .00
                       Current Hypothetical Gross Rate of Return:       8%
                             Current Fixed Account Interest Rate:       5.9%
                          Guaranteed Fixed Account Interest Rate:       3%
                                        Surrender Charge Premium:       $16,580.00

==================================================================================================================================
                                           LIFE INSURANCE BENEFIT       COVERAGE

              NYLIAC Pinnacle Variable Universal Life Face Amount       $1,000,000
                            Total Initial Life Insurance Benefit:       $1,000,000


----------------------------------------------------------------------------------------------
                             ANNUAL          SEMI ANNUAL         QUARTERLY            MONTHLY
----------------------------------------------------------------------------------------------
MEC Premium:               52,491.63          26,245.81          13,122.91           4,374.30
Minimum Premium:            3,535.20           1,767.60             883.80             294.60
Guideline Annual:          21,781.68          10,890.84           5,445.42           1,815.14
Guideline Single:         242,359.64         121,179.82          60,589.91          20,196.64
----------------------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
FTIS V2002 .3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
                       BASIC LEDGER (8%) FOR -PROSPECT1-


------------------------------------------------------------------------------------------------------------------------------------
                         CURRENT POLICY CHARGES          GUARANTEED POLICY CHARGES         GUARANTEED POLICY CHARGES
                            SEPARATE ACCOUNT                 SEPARATE ACCOUNT                 SEPARATE ACCOUNT
                      GROSS RATE OF RETURN OF 8.00%    GROSS RATE OF RETURN OF 8.00%      GROSS RATE OF RETURN OF 0%
                       NET RATE OF RETURN OF 7.12%      NET RATE OF RETURN OF 7.12%       NET RATE OF RETURN OF -0.81%
                       FIXED ACCOUNT RATE OF 5.90%      FIXED ACCOUNT RATE OF 5.90%       FIXED ACCOUNT RATE OF 3.00%
          --------------------------------------------------------------------------------------------------------------------------
END         GROSS                  CASH       LIFE                  CASH       LIFE                   CASH       LIFE       PREMIUM
 OF INSRD. PREMIUM   CASH VALUE  SURRENDER  INSURANCE CASH VALUE  SURRENDER INSURANCE  CASH VALUE  SURRENDER  INSURANCE    ACCUM. AT
YEAR AGE                           VALUE     BENEFIT                 VALUE   BENEFIT                 VALUE     BENEFIT        5.0%
---------
 1   46    10,357       2,343       2,343   1,000,000         0         0   1,000,000         0           0   1,000,000      10,874
 2   47    10,357       8,069       8,069   1,000,000     2,338     2,338   1,000,000     1,886       1,886   1,000,000      22,292
 3   48    10,357      14,178      14,178   1,000,000     5,202     5,202   1,000,000     4,205       4,205   1,000,000      34,281
 4   49    10,357      20,696      20,696   1,000,000     7,933     7,933   1,000,000     6,187       6,187   1,000,000      46,870
 5   50    10,357      27,649      27,649   1,000,000    10,484    10,484   1,000,000     7,797       7,797   1,000,000      60,088

 6   51    10,357      38,203      38,203   1,000,000    15,582    15,582   1,000,000    11,576      11,576   1,000,000      73,966
 7   52    10,357      49,572      49,572   1,000,000    20,570    20,570   1,000,000    14,876      14,876   1,000,000      88,539
 8   53    10,357      61,573      61,573   1,000,000    25,374    25,374   1,000,000    17,637      17,637   1,000,000     103,840
 9   54    10,357      74,225      74,225   1,000,000    29,925    29,925   1,000,000    19,809      19,809   1,000,000     119,907
10   55    10,357      87,542      87,542   1,000,000    34,122    34,122   1,000,000    21,315      21,315   1,000,000     136,776

11   56    10,357     101,502     101,502   1,000,000    37,875    37,875   1,000,000    22,094      22,094   1,000,000     154,489
12   57    10,357     116,108     116,108   1,000,000    41,081    41,081   1,000,000    22,078      22,078   1,000,000     173,088
13   58    10,357     131,343     131,343   1,000,000    43,654    43,654   1,000,000    21,224      21,224   1,000,000     192,617
14   59    10,357     147,245     147,245   1,000,000    45,486    45,486   1,000,000    19,468      19,468   1,000,000     213,122
15   60    10,357     163,857     163,857   1,000,000    46,405    46,405   1,000,000    16,696      16,696   1,000,000     234,653

16   61    10,357     181,019     181,019   1,000,000    46,228    46,228   1,000,000    12,788      12,788   1,000,000     257,260
17   62    10,357     198,979     198,979   1,000,000    44,741    44,741   1,000,000     7,612       7,612   1,000,000     280,997
18   63    10,357     217,776     217,776   1,000,000    41,659    41,659   1,000,000       977         977   1,000,000     305,921
19   64    10,357     237,459     237,459   1,000,000    36,635    36,635   1,000,000         0           0           0     332,091
20   65    10,357     258,466     258,466   1,000,000    29,270    29,270   1,000,000         0           0           0     359,570

21   66         0     270,519     270,519   1,000,000     8,474     8,474   1,000,000         0           0           0     377,549
22   67         0     282,944     282,944   1,000,000         0         0           0         0           0           0     396,426
23   68         0     295,729     295,729   1,000,000         0         0           0         0           0           0     416,248
24   69         0     308,865     308,865   1,000,000         0         0           0         0           0           0     437,060
25   70         0     322,339     322,339   1,000,000         0         0           0         0           0           0     458,913

26   71         0     336,142     336,142   1,000,000         0         0           0         0           0           0     481,859
27   72         0     350,271     350,271   1,000,000         0         0           0         0           0           0     505,951
------------------------------------------------------------------------------------------------------------------------------------

This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC Pinnacle Variable Universal Life Prospectus package and is not valid unless all pages are attached.
  ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
 FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
                  BASIC LEDGER (8%) FOR -PROSPECT1- (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                         CURRENT POLICY CHARGES          GUARANTEED POLICY CHARGES         GUARANTEED POLICY CHARGES
                            SEPARATE ACCOUNT                 SEPARATE ACCOUNT                 SEPARATE ACCOUNT
                      GROSS RATE OF RETURN OF 8.00%    GROSS RATE OF RETURN OF 8.00%      GROSS RATE OF RETURN OF 0%
                       NET RATE OF RETURN OF 7.12%      NET RATE OF RETURN OF 7.12%       NET RATE OF RETURN OF -0.81%
                       FIXED ACCOUNT RATE OF 5.90%      FIXED ACCOUNT RATE OF 5.90%       FIXED ACCOUNT RATE OF 3.00%
          --------------------------------------------------------------------------------------------------------------------------
END         GROSS                  CASH       LIFE                  CASH       LIFE                   CASH       LIFE     PREMIUM
 OF INSRD. PREMIUM   CASH VALUE  SURRENDER  INSURANCE CASH VALUE  SURRENDER INSURANCE  CASH VALUE  SURRENDER  INSURANCE  ACCUM. AT
YEAR AGE                           VALUE     BENEFIT                 VALUE   BENEFIT                 VALUE     BENEFIT     5.0%
---------
28   73        0     364,736     364,736   1,000,000       0           0        0           0           0           0     531,249
29   74        0     379,530     379,530   1,000,000       0           0        0           0           0           0     557,812
30   75        0     394,642     394,642   1,000,000       0           0        0           0           0           0     585,702

31   76        0     410,045     410,045   1,000,000       0           0        0           0           0           0     614,987
32   77        0     425,713     425,713   1,000,000       0           0        0           0           0           0     645,737
33   78        0     441,612     441,612   1,000,000       0           0        0           0           0           0     678,023
34   79        0     457,719     457,719   1,000,000       0           0        0           0           0           0     711,925
35   80        0     474,017     474,017   1,000,000       0           0        0           0           0           0     747,521

36   81        0     490,499     490,499   1,000,000       0           0        0           0           0           0     784,897
37   82        0     507,277     507,277   1,000,000       0           0        0           0           0           0     824,142
38   83        0     524,454     524,454   1,000,000       0           0        0           0           0           0     865,349
39   84        0     541,933     541,933   1,000,000       0           0        0           0           0           0     908,616
40   85        0     559,707     559,707   1,000,000       0           0        0           0           0           0     954,047

41   86        0     577,790     577,790   1,000,000       0           0        0           0           0           0   1,001,749
42   87        0     596,216     596,216   1,000,000       0           0        0           0           0           0   1,051,837
43   88        0     615,050     615,050   1,000,000       0           0        0           0           0           0   1,104,429
44   89        0     634,387     634,387   1,000,000       0           0        0           0           0           0   1,159,650
45   90        0     654,394     654,394   1,000,000       0           0        0           0           0           0   1,217,633

46   91        0     675,321     675,321   1,000,000       0           0        0           0           0           0   1,278,514
47   92        0     697,483     697,483   1,000,000       0           0        0           0           0           0   1,342,440
48   93        0     721,278     721,278   1,000,000       0           0        0           0           0           0   1,409,562
49   94        0     747,211     747,211   1,000,000       0           0        0           0           0           0   1,480,040
50   95        0     775,930     775,930   1,000,000       0           0        0           0           0           0   1,554,042

51   96        0     808,266     808,266   1,000,000       0           0        0           0           0           0   1,631,744
52   97        0     845,299     845,299   1,000,000       0           0        0           0           0           0   1,713,331
53   98        0     888,435     888,435   1,000,000       0           0        0           0           0           0   1,798,998
54   99        0     939,522     939,522   1,000,000       0           0        0           0           0           0   1,888,948
------------------------------------------------------------------------------------------------------------------------------------


This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC Pinnacle Variable Universal Life Prospectus package and is not valid unless all pages are attached.
  ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
                  BASIC LEDGER (8%) FOR -PROSPECT1- (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                         CURRENT POLICY CHARGES          GUARANTEED POLICY CHARGES         GUARANTEED POLICY CHARGES
                            SEPARATE ACCOUNT                 SEPARATE ACCOUNT                 SEPARATE ACCOUNT
                      GROSS RATE OF RETURN OF 8.00%    GROSS RATE OF RETURN OF 8.00%      GROSS RATE OF RETURN OF 0%
                       NET RATE OF RETURN OF 7.12%      NET RATE OF RETURN OF 7.12%       NET RATE OF RETURN OF -0.81%
                       FIXED ACCOUNT RATE OF 5.90%      FIXED ACCOUNT RATE OF 5.90%       FIXED ACCOUNT RATE OF 3.00%
          --------------------------------------------------------------------------------------------------------------------------
END         GROSS                  CASH       LIFE                  CASH       LIFE                   CASH       LIFE     PREMIUM
 OF INSRD. PREMIUM   CASH VALUE  SURRENDER  INSURANCE CASH VALUE  SURRENDER INSURANCE  CASH VALUE  SURRENDER  INSURANCE  ACCUM. AT
YEAR AGE                           VALUE     BENEFIT                 VALUE   BENEFIT                 VALUE     BENEFIT     5.0%
---------

55   100     0       1,001,007   1,001,007  1,001,007      0           0        0          0           0          0       1,983,395
------------------------------------------------------------------------------------------------------------------------------------


This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC Pinnacle Variable Universal Life Prospectus package and is not valid unless all pages are attached.
  ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
 FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
                  BASIC LEDGER EXPENSE SUMMARY FOR -PROSPECT1-

---------------------------------------------------------------------------------------------------------





           ----------------------------------------------------------------------------------------------
              Gross     Sales  Taxes on  Contract  Cost of    Charges    Cost of    Mortality
End          Premium   Expense  Premium  Charges  Insurance  for Extra  Additional     and    Sum of All
 of  Insrd.            Charge                                 Ratings    Benefits    Expense  Deductions
Year  Age                                                                            Charge
-----------

  1   46      10,357    5,877     337    1,560         439       0           0          18       8,232
  2   47      10,357    2,770     337      660       1,416       0           0          49       5,232
  3   48      10,357    2,770     337      660       1,408       0           0          81       5,256
  4   49      10,357    2,770     337      660       1,399       0           0         116       5,282
  5   50      10,357    2,770     337      660       1,389       0           0         153       5,309

  6   51      10,357      181     337      300       1,375       0           0         208       2,400
  7   52      10,357       78     337      300       1,359       0           0         268       2,342
  8   53      10,357       78     337      300       1,466       0           0         332       2,513
  9   54      10,357       78     337      300       1,594       0           0         400       2,708
 10   55      10,357       78     337      300       1,751       0           0         471       2,937

 11   56      10,357       78     337      300       1,970       0           0         546       3,230
 12   57      10,357       78     337      300       2,226       0           0         625       3,565
 13   58      10,357       78     337      300       2,541       0           0         706       3,961
 14   59      10,357       78     337      300       2,857       0           0         792       4,363
 15   60      10,357       78     337      300       3,174       0           0         881       4,770

 16   61      10,357       78     337      300       3,692       0           0         974       5,380
 17   62      10,357       78     337      300       4,003       0           0       1,070       5,787
 18   63      10,357       78     337      300       4,328       0           0       1,171       6,214
 19   64      10,357       78     337      300       4,658       0           0       1,277       6,649
 20   65      10,357       78     337      300       4,999       0           0       1,007       6,721

 21   66           0        0       0      300       5,420       0           0         396       6,116
 22   67           0        0       0      300       5,870       0           0         414       6,584
 23   68           0        0       0      300       6,356       0           0         433       7,089
 24   69           0        0       0      300       6,876       0           0         452       7,628
 25   70           0        0       0      300       7,431       0           0         472       8,204

 26   71           0        0       0      300       8,018       0           0         493       8,811
---------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
                    Current Policy Charges
                      Separate Account
                Gross Rate of Return of 8.00%
                 Net Rate of Return of 7.12%
                 Fixed Account Rate of 5.90%
            --------------------------------------------------
                              Cash                   Premium
End            Cash Value   Surrender Insurance     Accum. At
 of  Insrd.                   Value     Benefit       5.0%
Year  Age
-----------

  1   46          2,343       2,343   1,000,000      10,874
  2   47          8,069       8,069   1,000,000      22,292
  3   48         14,178      14,178   1,000,000      34,281
  4   49         20,696      20,696   1,000,000      46,870
  5   50         27,649      27,649   1,000,000      60,088

  6   51         38,203      38,203   1,000,000      73,966
  7   52         49,572      49,572   1,000,000      88,539
  8   53         61,573      61,573   1,000,000     103,840
  9   54         74,225      74,225   1,000,000     119,907
 10   55         87,542      87,542   1,000,000     136,776

 11   56        101,502     101,502   1,000,000     154,489
 12   57        116,108     116,108   1,000,000     173,088
 13   58        131,343     131,343   1,000,000     192,617
 14   59        147,245     147,245   1,000,000     213,122
 15   60        163,857     163,857   1,000,000     234,653

 16   61        181,019     181,019   1,000,000     257,260
 17   62        198,979     198,979   1,000,000     280,997
 18   63        217,776     217,776   1,000,000     305,921
 19   64        237,459     237,459   1,000,000     332,091
 20   65        258,466     258,466   1,000,000     359,570

 21   66        270,519     270,519   1,000,000     377,549
 22   67        282,944     282,944   1,000,000     396,426
 23   68        295,729     295,729   1,000,000     416,248
 24   69        308,865     308,865   1,000,000     437,060
 25   70        322,339     322,339   1,000,000     458,913

 26   71        336,142     336,142   1,000,000     481,859
--------------------------------------------------------------


This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC Pinnacle Variable Universal Life Prospectus package and is not valid unless all pages are attached.
  ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
            BASIC LEDGER EXPENSE SUMMARY FOR -PROSPECT1- (CONTINUED)


---------------------------------------------------------------------------------------------------------





           ----------------------------------------------------------------------------------------------
              Gross     Sales  Taxes on  Contract  Cost of    Charges    Cost of    Mortality
End          Premium   Expense  Premium  Charges  Insurance  for Extra  Additional     and    Sum of All
 of  Insrd.            Charge                                 Ratings    Benefits    Expense  Deductions
Year  Age                                                                            Charge
-----------

 27   72        0        0        0       300       8,629       0           0         514       9,442
 28   73        0        0        0       300       9,254       0           0         535      10,089
 29   74        0        0        0       300       9,905       0           0         557      10,763
 30   75        0        0        0       300      10,592       0           0         580      11,471

 31   76        0        0        0       300      11,325       0           0         602      12,227
 32   77        0        0        0       300      12,103       0           0         626      13,029
 33   78        0        0        0       300      12,931       0           0         649      13,880
 34   79        0        0        0       300      13,797       0           0         673      14,770
 35   80        0        0        0       300      14,692       0           0         698      15,690

 36   81        0        0        0       300      15,608       0           0         722      16,631
 37   82        0        0        0       300      16,531       0           0         642      17,473
 38   83        0        0        0       300      17,426       0           0         515      18,241
 39   84        0        0        0       300      18,296       0           0         532      19,129
 40   85        0        0        0       300      19,192       0           0         550      20,042

 41   86        0        0        0       300      20,096       0           0         568      20,964
 42   87        0        0        0       300      20,986       0           0         586      21,872
 43   88        0        0        0       300      21,839       0           0         605      22,743
 44   89        0        0        0       300      22,625       0           0         624      23,549
 45   90        0        0        0       300      23,286       0           0         643      24,229

 46   91        0        0        0       300      23,750       0           0         664      24,714
 47   92        0        0        0       300      23,973       0           0         685      24,958
 48   93        0        0        0       300      23,896       0           0         708      24,904
 49   94        0        0        0       300      23,441       0           0         733      24,474
 50   95        0        0        0       300      22,508       0           0         760      23,568

 51   96        0        0        0       300      20,959       0           0         790      22,049
 52   97        0        0        0       300      18,615       0           0         825      19,739
---------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                   Current Policy Charges
                     Separate Account
               Gross Rate of Return of 8.00%
                Net Rate of Return of 7.12%
                Fixed Account Rate of 5.90%
           --------------------------------------------------
                             Cash                 Premium
End           Cash Value   Surrender Insurance   Accum. At
 of  Insrd.                  Value     Benefit      5.0%
Year  Age
-----------

 27   72      350,271     350,271   1,000,000     505,951
 28   73      364,736     364,736   1,000,000     531,249
 29   74      379,530     379,530   1,000,000     557,812
 30   75      394,642     394,642   1,000,000     585,702

 31   76      410,045     410,045   1,000,000     614,987
 32   77      425,713     425,713   1,000,000     645,737
 33   78      441,612     441,612   1,000,000     678,023
 34   79      457,719     457,719   1,000,000     711,925
 35   80      474,017     474,017   1,000,000     747,521

 36   81      490,499     490,499   1,000,000     784,897
 37   82      507,277     507,277   1,000,000     824,142
 38   83      524,454     524,454   1,000,000     865,349
 39   84      541,933     541,933   1,000,000     908,616
 40   85      559,707     559,707   1,000,000     954,047

 41   86      577,790     577,790   1,000,000   1,001,749
 42   87      596,216     596,216   1,000,000   1,051,837
 43   88      615,050     615,050   1,000,000   1,104,429
 44   89      634,387     634,387   1,000,000   1,159,650
 45   90      654,394     654,394   1,000,000   1,217,633

 46   91      675,321     675,321   1,000,000   1,278,514
 47   92      697,483     697,483   1,000,000   1,342,440
 48   93      721,278     721,278   1,000,000   1,409,562
 49   94      747,211     747,211   1,000,000   1,480,040
 50   95      775,930     775,930   1,000,000   1,554,042

 51   96      808,266     808,266   1,000,000   1,631,744
 52   97      845,299     845,299   1,000,000   1,713,331
-------------------------------------------------------------


This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC Pinnacle Variable Universal Life Prospectus package and is not valid unless all pages are attached.
  ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
            BASIC LEDGER EXPENSE SUMMARY FOR -PROSPECT1- (CONTINUED)

---------------------------------------------------------------------------------------------------------





           ----------------------------------------------------------------------------------------------
              Gross     Sales  Taxes on  Contract  Cost of    Charges    Cost of    Mortality
End          Premium   Expense  Premium  Charges  Insurance  for Extra  Additional     and    Sum of All
 of  Insrd.            Charge                                 Ratings    Benefits    Expense  Deductions
Year  Age                                                                            Charge
-----------

 53    98     0         0         0       300      15,230       0           0         864      16,395
 54    99     0         0         0       300      10,476       0           0         911      11,687
 55   100     0         0         0       300       3,899       0           0         967       5,166
---------------------------------------------------------------------------------------------------------


-------------------------------------------------------------
                   Current Policy Charges
                     Separate Account
               Gross Rate of Return of 8.00%
                Net Rate of Return of 7.12%
                Fixed Account Rate of 5.90%
           --------------------------------------------------
                             Cash                 Premium
End           Cash Value   Surrender Insurance   Accum. At
 of  Insrd.                  Value     Benefit      5.0%
Year  Age
-----------

 53    98       888,435     888,435   1,000,000   1,798,998
 54    99       939,522     939,522   1,000,000   1,888,948
 55   100     1,001,007   1,001,007   1,001,007   1,983,395
-------------------------------------------------------------


This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC Pinnacle Variable Universal Life Prospectus package and is not valid unless all pages are attached.
  ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
           EXPLANATION AND FOOTNOTES PAGE (FORM 11940) FOR -PROSPECT1-


ABOUT YOUR ILLUSTRATION
This illustration is for a flexible premium NYLIAC Pinnacle Series Variable Universal Life insurance policy ("Policy") offered by New York Life Insurance and Annuity Corporation ("NYLIAC"). The Policy provides life insurance protection for an individual. The Policy offers flexible premium payments, a choice of three life insurance benefit options, a choice at issue only of Internal Revenue Code (IRC) Section 7702 tests (the Cash Value Accumulation Test and the Guideline Premium Test), loan and partial surrender privileges, increases (subject to underwriting) and decreases to the Policy's face amount, additional benefits through the use of optional riders and a choice of premium allocation alternatives, including thirty-two variable Investment Divisions and a fixed account with a guaranteed interest rate. Please check the prospectus for Investment Division availability.

In addition, a No Lapse Guarantee provision guarantees that, under certain conditions and prior to the policy's 3rd anniversary, the policy will not lapse. This guarantee will be effective when the total premium paid into the policy minus any loans taken or partial surrenders made, equals or exceeds the cumulative total of the policy's required monthly minimum premium for the number of months the policy has been inforce. There is no separate charge for this guarantee.

FREE LOOK PERIOD
Generally, within twenty days after delivery, the Policy can be returned to the Corporation or to the Registered Representative through whom it was purchased, for a full refund under the terms of the Policy. The entire initial premium payment is allocated to the General Account until twenty days after the Policy's date of issue and the net premium is then reallocated to the Investment Divisions of the Separate Account and the Fixed Account in accordance with the policyowner's election. Amounts shown in this illustration will vary based on the allocation.

ALLOCATION OF PREMIUM PAYMENTS
The Policy allows net premium payments to be allocated to a maximum of twenty-one of the various Separate Account Investment Divisions and the Fixed Account. The Policy also allows transfers among the various Investment Divisions and/or to the Fixed Account. However, transfers from the Fixed Account are limited; and transfers to the Fixed Account may be limited. See the Prospectus for more details. The amount in the Fixed Account is part of NYLIAC's General Account. NYLIAC guarantees the amount in the Fixed Account will earn a minimum interest rate of 3.00%. Amounts allocated to any Investment Divisions are part of the Separate Account. The Investment Divisions of the Separate Account do not guarantee a minimum rate of investment return or protect against asset depreciation.

ILLUSTRATED POLICY VALUES
This illustration shows Policy values using the assumptions determined by you and your Registered Representative as to the investment rate of return, premium payments, life insurance benefit option, face amount, IRC Section 7702 test, Policy transactions, and Policy changes. The values could be affected by increasing, decreasing or making unplanned premium payments, or by any loan or partial surrenderor by transfers among premium allocation alternatives. The illustrated values are end of the Policy year values. The cash surrender value is the accumulated cash value, any first year monthly contract charge and any outstanding Policy loan (including any accrued loan interest).

This illustration of Policy values is not a part of the Policy and does not constitute a contract. This illustration must be preceded or accompanied by a current NLIAC Pinnacle Series Variable Universal Life Prospectus and updating supplements (if any) containing detailed information about the Policy, including a discussion of all charges and expenses. You should carefully read and retain the prospectus and any supplements. Additional copies of the current prospectus are available upon request from your Registered Representative.

All values reflect timely payment of modal premiums. Changes in these assumptions will affect the illustrated values.

ILLUSTRATED RATES OF RETURN

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
 FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION EXPLANATION AND FOOTNOTES PAGE (FORM 11940) FOR -PROSPECT1- (CONTINUED)


The hypothetical net rates of return illustrated reflect a reduction from the gross rate of return for the underlying fund charges, which is based on an average of the charges for all the Investment Divisions currently offered with this policy.

The hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and depend on a number of factors, including the allocation of premium payments made by a policyowner and the investment experience of each Investment Division. The Life Insurance benefit, Cash value and cash surrender value will differ if the actual rates of return fluctuated above or below the average rate of return shown in individual Policy years even though the average was achieved over time, or if loans or partial surrenders not shown were taken. The duration of coverage, the amount of any variable Life Insurance benefit or Cash value may increase or decrease in accordance with the investment experience of the Separate Account. No representation can be made by NYLIAC or the Investment Divisions of the Separate Account that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.

POLICY CHARGES AND EXPENSES
The accompanying illustration reflects the deduction of all charges under the Policy. Each Monthly Deduction Day during the first five Policy Years, we deduct a per thousand face amount charge. This charge will not exceed $0.03 per $1,000 of the policy's base Face Amount plus the term insurance benefit of any riders. The illustrated values reflect the deduction of underlying Investment Division expenses, which are based on the Weighted Charge for the Specified Investment Divisions, which vary with the Investment Divisions selected by the policyowner. In addition, the illustrated values reflect a sales expense charge in year 1 of 56.75% of each premium paid up to the Target Premium and 2.75% of each premium paid in excess of the Target Premium. In Policy Years 2-5 the sales expense charge is 26.75% of each premium paid up to the Target Premium and 2.75% of each premium paid in excess of the Target Premium. In Policy Year 6, the sales expense charge is 1.75% of each premium paid up to the Target Premium and 1.75% of each premium paid in excess of the Target Premium. In Policy Years 7 and beyond, the sales expense charge is 0.75% of each premium paid up to the Target Premium and 0.75% of each premium paid in excess of the Target Premium. The maximum sales expense charge in year 1 is 56.75% of each premium paid up to the Target Premium and 3.75% of each premium paid in excess of the Target Premium. In Policy Years 2-5 the maximum sales expense charge is 26.75% of each premium paid up to the Target Premium and 3.75% of each premium paid in excess of the Target Premium. In Policy Years 6 and beyond, the maximum sales expense charge is 1.75% of each premium paid up to the Target Premium and 1.75% of each premium paid in excess of the Target Premium. In addition, a state tax of 2.00% of each premium, a federal tax (if applicable) of 1.25% of each premium, current monthly cost of insurance charges which are calculated by multiplying the net amount at risk ( the difference between the current life insurance benefit and the Policy's cash value) by the current monthly cost of insurance rates, rider charges (if applicable) and current contract charges of $100 in Policy Year 1 and $25 in Policy Years 2 and beyond, applied monthly, are deducted. Lastly, we deduct on a monthly basis a mortality and expense risk charge from the assets in the separate account. In Policy Years 1-20 a mortality and expense risk charge of up to .55% of the separate account value is deducted from the Policy cash value. In Policy Years 21+, the mortality and expense risk charge is up to .35% of the separate account value is deducted from the policy's Cash Value. The rate used to calculate the mortality and expenses risk charge will be reduced based on the Policy's separate account value as follows: less than $250,000 - 0.00%; at least $250,000 but less than $500,000 - 0.20%; at least $500,000 but less than $1 million - 25%; more than $1 million - 0.30%. The maximum mortality and expense risk charge is 1.00% for all years. See your prospectus for further details and information on the other charges made against the underlying portfolios. Separate Account values are not guaranteed either as to principal or interest.

PARTIAL SURRENDERS
Partial surrender may be taken from the policy's cash surrender value at any time within limits. The minimum amount for a partial surrender is $500. A withdrawal fee, not to exceed the lesser of $25 or 2% of the amount withdrawn, will be deducted from the remaining value each time a partial surrender is taken.

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
 FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
         NYLIAC PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION EXPLANATION AND FOOTNOTES PAGE (FORM 11940) FOR -PROSPECT1- (CONTINUED)


LOANS AND LOAN INTEREST
The illustration reflects the charges relating to any Policy loan or partial surrender shown. The current effective annual loan interest rate is 4.00% in years 1-10 and 3.25% in years 11 and subsequent. The policy will be used as collateral to secure the loan. That portion of the cash value which equals the amount of any unpaid loan will be credited with an interest rate currently equal to 3%.

Accessing the policy's cash values through policy loans or partial withdrawals will reduce the death benefit, could necessitate greater cash outlay than originally anticipated and, possibly, could result in an unexpected taxable event. Unpaid loan interest will be added to the policy's outstanding loan balance. If the total loan balance exceeds the cash value less any applicable surrender charges, your policy may lapse unless additional payments are made. Surrendering it or allowing it to lapse at that time may result in taxable ordinary income being reported to the policyowner and the IRS. If large loans are taken, there may not be sufficient cash surrender value to cover the potential tax payable to the IRS.

GUIDELINE PREMIUM TEST Under Internal Revenue Code Section 7702, there are two different tests that may be used to determine whether an insurance policy meets the definition of life insurance: the Cash Value Accumulation Test (CVAT) and the Guideline Premium Test. Generally, the Guideline Premium Test allows you to accumulate more cash value over time without increasing the death benefit than the CVAT for a given initial death benefit. The CVAT allows greater premiums to be paid in the early policy years than the Guideline Premium Test allows. Once this test is elected it cannot be changed. THIS ILLUSTRATION ASSUMES THAT THE GUIDELINE PREMIUM TEST IS USED.

TAXATION OF A MODIFIED ENDOWMENT CONTRACT
Some life insurance policies may be classified as a Modified Endowment Contract
(MEC) under the Internal Revenue Code. If at any time during the first 7 policy years, or within 7 policy years of a material change, the cumulative premium exceed the cumulative modified endowment premium, this Policy will be deemed a modified endowment contract and subsequent distributions, including loans and partial surrenders, will be included as taxable income to the extent there is gain in the contract. In addition, a 10% tax penalty may be assessed on distribution prior to age 59 1/2.

LIFE INSURANCE LIMIT The maximum amount of life insurance protection available is subject to Company limits.

This illustration is not to be relied upon for tax advice. Please consult your tax and legal advisors. THE TAX STATUS OF THE POLICY AS IT APPLIES TO THE POLICYOWNER SHOULD BE REVIEWED EACH YEAR.

STR VS. BASE COVERAGE
You should consider a number of factors when deciding whether to purchase insurance under the STR. If the cost is your priority you should consider the STR since the sales expense charges may be lower by using STR. The more premium you pay, the more you may save. However, the cost of insurance charges differ under the STR than the base policy. Under the STR, they are lower in the early years and higher in the later years. This can impact the Policy in different ways depending on the premium funding level and the Policy's investment experience. You should review several illustrations with various combinations of base Policy and STR coverage and of various hypothetical rates of return. There is no exact right or wrong amount of STR coverage to choose since actual Policy experience will determine the benefits realized. Your choice should be based on your own plans with respect to your premium amounts, level of risk tolerance and the length of time you plan to hold the Policy. You should carefully evaluate all these factors and discuss all Policy options with your registered representative. Please see your prospectus for more details.

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
 FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:41 AM ( , MALE, 45, PREFERRED, AD101)